Consent of Independent Accountants

The Board of Directors
General American Life Insurance Company

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the Registration Statement and Prospectuses for General American Separate Account Two.

                                     /S/  KPMG LLP

St. Louis, Missouri
April 30, 1999